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                      [Letterhead of Phelps Dunbar, L.L.P.]

                                                                     EXHIBIT 5.1

                                   May 2, 2002

Cleco Corporation
2030 Donahue Ferry Road
Pineville, Louisiana  71360

Gentlemen:

     We have acted as special counsel to Cleco Corporation, a Louisiana corporation (the "Company"), in connection with the Registration Statement on Form S-3 (Registration No. 333-55656) (as amended to date, the "Registration Statement") filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of the offer and sale of certain securities of the Company specified in the Registration Statement, including the Shares (as defined below). The Company intends to issue and sell to Credit Suisse First Boston Corporation (the "Underwriter"), pursuant to the terms of an underwriting agreement (the "Underwriting Agreement") filed as Exhibit 1.1 to the Current Report on Form 8-K of the Company dated May 2, 2002, 1,750,000 shares of common stock, par value $1.00 per share ("Common Stock"), of the Company and also proposes to issue and sell to the Underwriter an aggregate of not more than 250,000 additional shares of Common Stock (all shares of Common Stock issued and sold to the Underwriter are referred to herein collectively as the "Shares").

     In our capacity as your counsel in connection with the Registration Statement referred to above, we have examined the Company's Amended and Restated Articles of Incorporation and By-Laws, each as amended to date, and have examined originals, or photostatic or certified copies, of such records of the Company, certificates of officers of the Company and of public officials, and such other documents as we deemed relevant for purposes of this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents. With respect to factual matters material to this opinion, we have also relied upon the representations of the Company contained in the Underwriting Agreement.

     Based upon and subject to the foregoing, and the assumptions, limitations and qualifications set forth below, we are of the opinion that:

     1. The Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Louisiana.
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Cleco Corporation
May 2, 2002
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     2.   The Shares are duly authorized and, upon issuance and sale of the
          Shares to the Underwriter in accordance with the Underwriting Agreement, the Shares will be validly issued, fully paid and non-assessable.

     The foregoing opinions are subject to the following further assumptions, limitations and qualifications:

     We have assumed the execution, delivery and consummation of the transactions contemplated in the Underwriting Agreement.

     We are members of the Bar of the State of Louisiana, and express no opinion as to matters that may be governed by the laws of any jurisdiction other than Louisiana and the federal laws of the United States of America, each as in effect on the date hereof.

     We consent to the filing of this opinion as an exhibit to the Current Report on Form 8-K of the Company dated May 2, 2002, to the incorporation by reference of this opinion by the Registration Statement and to the reference to us in the prospectus forming a part thereof and in the prospectus supplement relating to the Shares under the caption "Legal Matters". In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the general rules and regulations of the Commission promulgated thereunder.

                             Very truly yours,


                             /s/ Phelps Dunbar, L.L.P.
                             PHELPS DUNBAR, L.L.P.